Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE
November 6, 2006
Investor Contact: Mark H. Tubb
Vice President — Investor Relations
813.871.4027
mtubb@walterind.com
Media Contact: Michael A. Monahan
Director - Corporate Communications
813.871.4132
mmonahan@walterind.com

BOARD OF DIRECTORS DECLARES 2-FOR-1 SPLIT OF WALTER INDUSTRIES STOCK AND
ANNOUNCES SPIN-OFF OF MUELLER WATER PRODUCTS

- Record Date of December 6, 2006 Set for Spin-Off and Stock Split -

(TAMPA, Fla.) — Walter Industries, Inc. (NYSE: WLT) announced today that its Board of Directors has approved a split of the Company’s common stock on a two-for-one basis. The stock split will be effected through a tax-free stock dividend entitling each shareholder of record to receive one additional share of common stock for every one share owned. Additional shares issued as a result of the stock dividend will be distributed after the close of trading on Dec. 14, 2006, to shareholders of record on Dec. 6, 2006.

The Company’s Board of Directors also announced the spin-off distribution of its 85.8 million Series B shares of Mueller Water Products, Inc. (NYSE: MWA) to Walter Industries shareholders. The Series B shares are being introduced to the market and will trade on the New York Stock Exchange under the symbol “MWA.B”. Mueller Water Products’ Series A shares currently trade on the New York Stock Exchange under the symbol “MWA”; the Series B shares represent approximately 75 percent of the outstanding shares of Mueller Water Products and approximately 96% of the voting power. Walter Industries intends to complete the distribution of the Series B shares after the close of trading on Dec. 14, 2006 to shareholders of record on Dec. 6, 2006.

“We are very pleased to announce these critical steps toward completing the next phase of Walter Industries’ value-creation strategy,” said Chairman and CEO Gregory E. Hyland. “Upon separation, both Walter Industries and Mueller Water Products will be strong, stand-alone companies with exciting strategic opportunities.”

Hyland added, “The stock split is intended to protect our shareholders from loss of value or inappropriate dilution of their holdings in Walter Industries arising from the threatened actions from certain holders of the Company’s Convertible Senior Subordinated Notes.”

The distribution of Mueller Water Products Series B shares will take place in the form of a tax-free, pro-rata distribution to Walter Industries’ shareholders of record as of Dec. 6, 2006. There are approximately 44.3 million shares currently outstanding of Walter Industries common stock. Based on this outstanding share count, Walter Industries’ shareholders would receive a distribution ratio of approximately 1.94 shares of Mueller Water Products Series B common stock for each share of Walter Industries common stock. However, the distribution ratio will be reduced to the extent that additional shares of Walter Industries common stock are issued as a result of any additional conversions of the

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Company’s Convertible Senior Subordinated Notes or the exercise of outstanding stock options prior to the close of business on the December 6, 2006 record date for the distribution. The final distribution ratio will be set on the record date and will be calculated by dividing the Series B shares of Mueller Water Products to be distributed by the number of Walter Industries’ shares outstanding as of Dec. 6, 2006. The distribution of the Mueller Water Products Series B shares will not be made in respect of the shares of common stock of Walter Industries that will be issued pursuant to the stock split.

The distribution of Mueller Water Products Series B shares will be in the form of whole shares only, and a cash payment will be made in lieu of any aggregate fractional share to which a holder is entitled. The number of outstanding shares of Walter Industries common stock could increase significantly prior to the close of business on the record date, primarily as a result of potential conversions of the Company’s Convertible Senior Subordinated Notes into common stock of the Company. The maximum incremental shares of common stock of Walter Industries that could be issued if 100 percent of the current note holders convert is approximately 7.7 million shares, which would reduce the distribution ratio referenced above to approximately 1.65 shares of Mueller Water Products Series B common stock for each share of Walter Industries common stock held on the record date. Additionally, there are approximately 0.25 million shares of Walter Industries common stock that could be issued if 100 percent of outstanding vested options are exercised.

Transaction Details

Shareholders of Walter Industries common stock need not take any action to participate in the spin-off or the stock split, nor is any vote of Walter Industries shareholders required. Similarly, no action is required by existing Mueller Water Products Series A shareholders.

Walter Industries’ shareholders entitled to the distribution and stock split will receive a book-entry account statement reflecting their increased number of Walter Industries shares and their ownership of Mueller Water Products Series B common stock, or their brokerage account will be credited for the shares.

Walter Industries expects to send information detailing this transaction to its shareholders after Dec. 6, 2006. The information statement will include details on the distribution and will also be posted to Walter Industries Web site at www.walterind.com.

Trading market information for WLT and MWA

Shareholders who sell their shares of Walter Industries common stock in the “regular-way” market (i.e., the normal trading market on the New York Stock Exchange under the symbol “WLT”) after the record date of Wednesday, Dec. 6, 2006 and on or before the distribution date of Dec. 14, 2006 will be selling their right to participate in the stock split and receive shares of Mueller Water Products Series B common stock in connection with the spin-off and must ensure that they can deliver such entitlements to their purchasers.

Walter Industries expects that a “when-issued” market (i.e., trading in Walter Industries shares without the right to receive Mueller Water Products Series B common shares under the symbol “WLT wi”) will develop on or about two business days prior to the record date. It is also expected that a “when-issued” market will develop on or about two business days prior to the record date for the Mueller Water Products Series B shares on the New York Stock Exchange.

Investors are encouraged to consult with their financial and tax advisors regarding the specific implications of any potential transactions in Walter Industries or Mueller Water Products shares between Dec. 6, 2006 and Dec. 14, 2006.

BOARD OF DIRECTORS DECLARES 2-FOR-1 SPLIT OF WALTER INDUSTRIES STOCK AND ANNOUNCES SPIN-OFF OF MUELLER WATER PRODUCTS - Page 2 - 11/6/06

About Walter Industries

Walter Industries, Inc. is a diversified company with consolidated annual revenues of approximately $3.1 billion. The Company is a significant producer of high-quality metallurgical coal and natural gas for worldwide markets and is a leader in affordable homebuilding and financing. Walter Industries is also the majority shareholder of Mueller Water Products (NYSE: MWA), a leading water infrastructure, flow control and water transmission products company. Including Mueller Water, the Company employs approximately 10,000 people. For more information about Walter Industries, please visit the Company Web site at http://www.walterind.com.

Safe Harbor Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, changes in customers’ demand for the Company’s products, changes in raw material, labor, equipment and transportation costs and availability, geologic and weather conditions, changes in extraction costs and pricing in the Company’s mining operations, changes in customer orders, pricing actions by the Company’s competitors, changes in law, potential changes in the mortgage-backed capital markets, and general changes in economic conditions. Those risks also include the timing of and ability to execute on the spin-off of Mueller Water Products, Inc. and any other strategic action that may be pursued. Risks associated with forward-looking statements are more fully described in the Company’s and Mueller Water Products’ filings with the Securities and Exchange Commission. The Company assumes no duty to update its forward-looking statements as of any future date.

- WLT -

BOARD OF DIRECTORS DECLARES 2-FOR-1 SPLIT OF WALTER INDUSTRIES STOCK AND ANNOUNCES SPIN-OFF OF MUELLER WATER PRODUCTS - Page 3 - 11/6/06